Exhibit 99.1

•    Strong operational performance generated $67.9 million of cash available for distribution as well as $65.5 million adjusted EBITDA attributable to the partnership.

•    Increased quarterly distribution by 35.4% over Q4 2014 pro forma distribution and 7.3% above the Q3 2015 distribution.

•    Acquisition of the Auger Pipeline System (Auger) and Lockport Terminal (Lockport) effective October 1, 2015.

•    Runway of $3.0 billion - $3.5 billion of projected EBITDA of assets owned or under development by Royal Dutch Shell that could be dropped into Shell Midstream Partners.

HOUSTON, February 24, 2016 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell, plc (RDS), reported net income attributable to the partnership of $57.0 million for the fourth quarter of 2015, which equates to $0.38 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $65.5 million and cash available for distribution of $67.9 million. Total cash available for distribution excluding non-recurring payments was $55.0 million.

“Shell Midstream Partners’ underlying business remained resilient despite the volatile environment. Strong performance over the quarter supported the 7.3% increase in quarterly distribution, while affording the partnership ample distribution coverage. Furthermore, distributions to our unitholders have increased over 35% from the same quarter last year, which demonstrates our ability to deliver sustainable growth to unitholders,” said John Hollowell, CEO.

The runway of North American assets owned or under development by RDS that could be dropped into Shell Midstream Partners is currently estimated at $3.0 - $3.5 billion of EBITDA. This runway of assets could support distribution growth for Shell Midstream Partners well into the future.

“The size and quality of assets available to drop into Shell Midstream Partners is a major benefit of our Super Major Sponsor. In addition, we have a great deal of flexibility to execute our growth strategy as we manage through this volatile period for our industry. The partnership’s balance sheet is strong and we have the full support of our Sponsor behind us as we focus on our long-term objectives” added Hollowell.

OPERATIONAL HIGHLIGHTS

•	The acquisition of Auger and Lockport closed on November 17, 2015 with an effective date of October 1, 2015. Auger and Lockport are wholly owned by Pecten Midstream LLC (Pecten), which is a fully consolidated entity.

•	Total operating income for the fourth quarter was $50.3 million, an increase of $1.4 million over third quarter. The increase in operating income, which reflects 100% of Zydeco and Pecten plus the partnership’s general and administrative expenses, is due to the addition of Pecten offset by higher than normal deferred revenue recognized in the third quarter.

•	Zydeco mainline volumes were 574 kbpd in the fourth quarter, slightly up against the third quarter due to continued strong shipper demand for crude volumes moving from Houston to key refining markets in Louisiana.

•	Auger transportation volumes in the fourth quarter were 141 kbpd, which were slightly lower than previous quarter volumes due to third quarter volumes being higher than planned.

•	Lockport throughput and storage volumes were 185 kbpd in the fourth quarter, up from the third quarter due to high utilization from connected refineries.

•	Mars’ volumes were 362 kbpd in the fourth quarter, slightly down against third quarter due to lower spot volumes transported on the system from connecting carriers. Lower transportation revenue was slightly offset by higher than expected storage volume over the quarter.

•	Poseidon volumes were 269 kbpd in the fourth quarter, in line with previous quarter’s production as volume demand on the system remained steady.

•	Bengal and Colonial’s results continued to perform well quarter over quarter due to high refinery utilization across the Gulf Coast.

•	The partnership recognized one-time payments in the fourth quarter for a total amount of $12.9 million, which were reflected in cash available for distribution. The payments were related to a waiver payment from a joint venture partner, as well as payments from the partnership’s Sponsor for certain indemnified costs and expenses. Total cash available for distribution without the one-time payments was $55.0 for the fourth quarter.

•	As of December 31, 2015, Shell Midstream Partners had $93 million of consolidated cash and cash equivalents on hand.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.

For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.

FORTHCOMING EVENTS

At 10 a.m. CST today, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2015 Fourth-Quarter Financial Results Webcast” link, found under the Events and Conferences section. A replay of the conference call will be available following the live webcast.

UNAUDITED SUMMARIZED FINANCIAL STATEMENT INFORMATION

	For the Three Months Ended
(in millions of dollars)	December 31, 2015	September 30, 2015 (1)
Revenue (2)	$84.6	$72.4
Costs and expenses
Operations and maintenance	18.6	12.8
General and administrative	10.2	6.5
Depreciation and accretion	5.6	3.5
Property and other taxes	(0.1)	0.7

Total costs and expenses	34.3	23.5

Operating income	50.3	48.9
Income from equity investments	22.7	24.1
Dividend income from investment	2.6	2.7
Other income	(1.1)	0.1

Investment, dividend and other income	24.2	26.9
Interest expense, net	2.1	1.7

Income before income taxes	72.4	74.1
Income tax expense	(0.1)	(0.3)

Net income	72.5	74.4
Less:
Net income attributable to noncontrolling interests	15.5	20.1

Net income attributable to the Partnership	$57.0	$54.3

Less: General Partner’s interest in net income attributable to the Partnership	2.3	1.5

Limited Partners’ interest in net income attributable to the Partnership	$54.7	$52.8

Net income per Limited Partner Unit - Basic and Diluted (in dollars):
Common	$0.38	$0.37
Subordinated	$0.36	$0.37
Weighted average Limited Partner Units outstanding - Basic and Diluted (in millions):
Common units - public	58.2	53.7
Common units - SPLC	21.5	21.5
Subordinated units - SPLC	67.5	67.5

(1)	Excludes predecessor results of the Auger and Lockport Operations.
(2)	Deferred revenue for the period ended December 31, 2015 and September 30, 2015 was $5.5 million and $13.4 million, respectively.

	For the Three Months Ended
(in millions of dollars)	December 31, 2015	September 30, 2015 (1)
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
Net income	$72.5	$74.4
Add:
Allowance oil reduction to net realizable value	0.7	—
Depreciation and amortization	5.6	3.5
Interest expense, net	2.1	1.7
Income tax expense	(0.1)	(0.3)
Cash distribution received from equity investments — Mars	10.0	7.7
Cash distribution received from equity investments — Bengal	3.6	5.1
Cash distribution received from equity investments — Poseidon	10.8	10.4
Less:
Income from equity investments	22.7	24.1

Adjusted EBITDA	82.5	78.4
Less:
Adjusted EBITDA attributable to noncontrolling interests	17.0	21.3

Adjusted EBITDA attributable to the Partnership	65.5	57.1
Less:
Net interest paid attributable to the Partnership	1.8	1.7
Maintenance capex attributable to the Partnership	4.6	0.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(4.1)	(8.3)
Reimbursements from Parent included in partners’ Capital	8.4	—
Waiver payment	4.5	—

Cash Available for Distribution attributable to the Partnership	$67.9	$46.4

(1)	Excludes predecessor results of the Auger and Lockport Operations.

	For the Three Months Ended
(in millions of dollars)	December 31, 2015	September 30, 2015 (1)(2)
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$56.2	$64.6
Add:
Interest expense, net	2.1	1.7
Income tax expense	(0.1)	(0.3)
Return of investment	3.1	2.4
Less:
Change in deferred revenue	(6.5)	(14.4)
Allowance oil reduction to net realizable value	0.7	0.9
Change in other assets and liabilities	(15.4)	3.5

Adjusted EBITDA	82.5	78.4
Less:
Adjusted EBITDA attributable to noncontrolling interests	17.0	21.3

Adjusted EBITDA attributable to the Partnership	65.5	57.1
Less:
Net interest paid attributable to the Partnership	1.8	1.7
Maintenance capex attributable to the Partnership	4.6	0.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(4.1)	(8.3)
Reimbursements from Parent included in partners’ Capital	8.4	—
Waiver payment	4.5	—

Cash Available for Distribution attributable to the Partnership	$67.9	$46.4

(1)	Excludes predecessor results of the Auger and Lockport Operations.
(2)	Certain amounts previously reported for the three months ended September 30, 2015 have been reclassified to conform to the three months ended December 31, 2015 presentation.

(in millions of dollars, except per-unit and ratio data)
	For the Three Months Ended
	December 31, 2015	September 30, 2015 (1)
Quarterly distribution declared per unit	$0.2200	$0.2050
Adjusted EBITDA attributable to the Partnership	65.5	57.1
Cash available for distribution attributable to the Partnership	67.9	46.4
Distribution declared:
Limited Partner units - Common	$18.6	$15.4
Limited Partner units - Subordinated	14.8	13.9
General partner units	1.9	1.0

Total distribution declared	$35.3	$30.3

Coverage Ratio	1.9	1.5

(1)	Excludes predecessor results of the Auger and Lockport Operations.

	For the Three Months Ended
	December 31, 2015	September 30, 2015
Pipeline throughput (thousands of barrels per day) (1)
Zydeco - Ho-Ho mainlines	574	562
Zydeco - Other segments	506	516

Zydeco total system	1,080	1,078
Mars total system	362	382
Bengal total system	559	566
Poseidon total system	269	265
Auger total system	141	158
Terminals (2)
Lockport terminaling throughput and storage volumes Crude oil	185	170
Revenue per barrel ($ per barrel) (3)
Zydeco total system	$0.58	$0.59
Mars total system	1.63	1.54
Bengal total system	0.35	0.35
Auger total system	1.25	1.33
Lockport total system	0.26	0.28

(1)	Pipeline throughput is defined as the volume of delivered barrels.
(2)	Terminal throughput and storage is defined as the volume of stored barrels.
(3)	Based on reported revenues from transportation, storage and allowance oil divided by delivered or stored barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system and tenure of contract.

	For the Three Months Ended
	December 31, 2015	September 30, 2015 (1)
Expansion capital expenditures	$0.7	$2.3
Maintenance capital expenditures	4.6	1.7

Total capital expenditures incurred	$5.3	$4.0

(1)	Excludes predecessor results of the Auger and Lockport Operations.

(in millions)	December 31, 2015	September 30, 2015
Cash and cash equivalents	$93.0	$117.5
Property, plant & equipment	392.9	271.8
Total assets	715.5	608.7
Total equity	207.1	156.7

(1)	Excludes predecessor results of the Auger and Lockport Operations.

UNAUDITED SUMMARIZED FINANCIAL STATEMENT INFORMATION RECAST FOR ACQUISITION OF SHELL AUGER AND LOCKPORT OPERATIONS (AN ENTITY UNDER COMMON CONTROL)

	For the Three Months Ended September 30, 2015
(in millions of dollars)	Shell Midstream Partners, LP	Shell Auger and Lockport Operations	Consolidated
Revenue	$72.4	$23.8	$96.2
Costs and expenses
Operations and maintenance	12.8	3.9	16.7
General and administrative	6.5	1.6	8.1
Depreciation, amortization and accretion	3.5	1.9	5.4
Property and other taxes	0.7	0.2	0.9

Total costs and expenses	23.5	7.6	31.1

Operating income	48.9	16.2	65.1
Income from equity investments	24.1	—	24.1
Dividend income from investment	2.7	—	2.7
Other income	0.1	—	0.1

Income from other investments	26.9	—	26.9
Interest expense, net	1.7	—	1.7

Income before income taxes	74.1	16.2	90.3
Income tax (benefit) expense	(0.3)	—	(0.3)

Net income	74.4	16.2	90.6
Less
Net income attributable to Predecessor	—	16.2	16.2
Net income attributable to noncontrolling interests	20.1	—	20.1

Net income attributable to the Partnership	$54.3	$—	$54.3

General Partner’s interest in net income attributable to the Partnership	1.5	—	1.5

Limited Partners’ interest in net income attributable to the Partnership	$52.8	$—	$52.8

Net income per Limited Partner Unit - Basic and Diluted (in dollars):
Common	$0.37		$0.37
Subordinated	$0.37		$0.37
Weighted average Limited Partner Units outstanding - Basic and Diluted (in millions):
Common units - public	53.7		53.7
Common units - SPLC	21.5		21.5
Subordinated units - SPLC	67.5		67.5

	For the Three Months Ended September 30, 2015
	Shell Midstream Partners, LP	Shell Auger and
(in millions of dollars)		Lockport Operations	Consolidated
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
Net income	$74.4	$16.2	$90.6
Add:
Depreciation, amortization and accretion	3.5	1.9	5.4
Interest expense, net	1.7		1.7
Income tax expense	(0.3)	—	(0.3)
Cash distribution received from equity investments — Mars	7.7	—	7.7
Cash distribution received from equity investments — Bengal	5.1	—	5.1
Cash distribution received from equity investments — Poseidon	10.4	—	10.4
Less:
Income from equity investments	24.1	—	24.1

Adjusted EBITDA	78.4	18.1	96.5
Less:
Adjusted EBITDA attributable to Predecessor	—	18.1	18.1
Adjusted EBITDA attributable to noncontrolling interests	21.3	—	21.3

Adjusted EBITDA attributable to the Partnership	57.1	—	57.1
Less:
Net interest paid attributable to the Partnership	1.7	—	1.7
Maintenance capex attributable to the Partnership	0.7	—	0.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(8.3)	—	(8.3)

Cash Available for Distribution attributable to the Partnership	$46.4	$—	$46.4

	For the Three Months Ended September 30, 2015
		Shell Auger and
(in millions of dollars)	Shell Midstream Partners, LP(1)	Lockport Operations	Consolidated
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$64.6	$16.6	$81.2
Add:
Interest expense, net	1.7	—	1.7
Income tax expense	(0.3)	—	(0.3)
Return of investment	2.4	—	2.4
Less:
Change in deferred revenue	(14.4)	—	(14.4)
Allowance oil reduction to net realizable value	0.9	—	0.9
Change in other assets and liabilities	3.5	(1.5)	2.0

Adjusted EBITDA	78.4	18.1	96.5
Less:
Adjusted EBITDA attributable to Predecessor	—	18.1	18.1
Adjusted EBITDA attributable to noncontrolling interests	21.3	—	21.3

Adjusted EBITDA attributable to the Partnership	57.1	—	57.1
Less:
Net interest paid attributable to the Partnership	1.7	—	1.7
Maintenance capex attributable to the Partnership	0.7	—	0.7
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	(8.3)	—	(8.3)

Cash Available for Distribution attributable to the Partnership	$46.4	$—	$46.4

(1)	Certain amounts previously reported for the three months ended September 30, 2015 have been reclassified to conform to the three months ended December 31, 2015 presentation.

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Shell Midstream Partners to market risks statements relating to expected EBITDA and future growth, and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, February 24, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 25, 2015, as updated by our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

RDS EBITDA DISCLOSURE

Represents currently identified inventory of assets and projects held by RDS that may be appropriate for inclusion in the partnership. Does not represent a contribution schedule or list of assets to be offered to the partnership. The partnership provides no assurance as to if and when the assets shown may be offered to or acquired by the partnership. SPLC and RDS are under no obligation to offer any of these assets to the partnership.

Projected EBITDA shown means projected income before income taxes, net interest expense and depreciation and amortization for such asset during a twelve-month period selected by the partnership’s management for purposes of this presentation. Some of the projected EBITDA relates to assets that are in the planning stages or under development. Projections are inherently uncertain and actual results may differ materially.

NON-GAAP FINANCIAL MEASURES

This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, accretion and amortization, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.

February 24, 2016

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

Enquiries:

Shell Media Relations

Americas: +1 713 241 4544

Shell Investor Relations

North America: +1 832 337 2034